                                                                     EXHIBIT 7.1

                               PURCHASE AGREEMENT

         This PURCHASE AGREEMENT (this "Agreement"), dated as of August 31, 2004, is by and between AIMCO PROPERTIES, L.P., a Delaware limited partnership ("AIMCO Properties"), and AIMCO/BETHESDA HOLDINGS ACQUISITIONS, INC., a Delaware corporation ("AIMCO/Bethesda").

                                   WITNESSETH:

         WHEREAS, AIMCO Properties owns 162,564 units of limited partnership interest (the "Interest") in Secured Income L.P., a Delaware limited partnership (the "Partnership"), and desires to sell the Interest, in each case subject to any liabilities, obligations, claims, liens, options, charges, pledges, encumbrances and restrictions of any kind or nature whatsoever ("Liens"), for the consideration set forth below to be paid or issued by AIMCO/Bethesda; and AIMCO/Bethesda desires to exchange such consideration for the Interest on the terms and conditions set forth herein;

         NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the adequacy, receipt, and sufficiency of which are acknowledged, the parties agree as follows:

         SECTION 1. SALE OF INTEREST. AIMCO Properties hereby sells, transfers, conveys and delivers, effective as of August 31, 2004 (the "Effective Date"):
(i) the Interest; (ii) all of the Interest Owner's right, title and interest in and to all allocations of profit and loss on account of the Interest on and after the Effective Date; and (iii) all of the Interest Owner's right, title and interest in and to any and all distributions made or to be made on account of the Interest on and after the Effective Date, regardless of when declared; in each case subject to any Liens to AIMCO/Bethesda in exchange for $2,273,237.42 as evidenced by a promissory note issued by AIMCO Properties (the "Purchase Price").

         AIMCO/Bethesda will issue and deliver to AIMCO Properties the Purchase Price as promptly as practicable after the execution and completion of this Agreement by AIMCO Properties.

         SECTION 2. REPRESENTATIONS AND WARRANTIES. Each party hereby represents and warrants to the other that this Agreement has been duly authorized, executed, and delivered by such party and constitutes its legal, valid, and binding obligation, enforceable against it in accordance with its terms.

         SECTION 3. MISCELLANEOUS. This Agreement contains the entire understanding of the parties with respect to its subject matter. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter. This Agreement will be governed by, and construed and enforced in accordance with, the laws of the State of Colorado, without reference to the conflict of law provisions thereof. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original. Any party may deliver an executed copy of this Agreement by facsimile transmission to another party and such delivery shall have the same force and effect as any other delivery of a manually signed copy of this Agreement.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, this Agreement has been executed by AIMCO Properties and AIMCO/Bethesda as of the date first above written.


                                      AIMCO PROPERTIES, L.P.
                                      BY:  AIMCO-GP INC., GENERAL PARTNER



                                      By:
                                         ---------------------------------------
                                      Name:  Martha Long
                                      Title: Senior Vice President


                                      AIMCO/BETHESDA HOLDINGS ACQUISITIONS, INC.



                                      By:
                                         ---------------------------------------
                                      Name:  Martha Long
                                      Title: Senior Vice President